EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are the names of subsidiaries, divisions and related organizations of ITT Corporation, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
Defense & Information Solutions
California Commercial Spaceport Inc.	California
CCSI Investment Corporation	California
CCSI Management Corporation	California
Darlington Inc.	Delaware
EDO Artisan, Inc.	New Jersey
EDO Automotive Natural Gas Inc.	Delaware
EDO Communications & Countermeasures Systems GmbH	Germany
EDO Communications & Countermeasures Systems, Inc.	California
EDO Corporation	New York
EDO Energy Corporation	Delaware
EDO MBM Technology Ltd.	United Kingdom
EDO Mtech Inc.	Pennsylvania
EDO Professional Services, Inc.	Virginia
EDO Reconnaissance & Surveillance Systems, Inc.	Delaware
EDO Rugged Systems Ltd.	United Kingdom
EDO (UK) Ltd	United Kingdom
EDO Western Corp.	Utah
EVI Technology, LLC	Delaware
Felec Services, Inc.	Delaware
Fiber Innovations, Inc.	Massachusetts
Gilcron Corporation	Delaware
Gilcron International, Inc.
Impact Science and Technology, Inc.	New Hampshire
Insyte Corporation	Florida
ITT Advanced Engineering & Sciences International Inc.	Delaware
ITT Antarctic Services, Inc.	Delaware
ITT Arctic Services, Inc.	Delaware
ITT Baylock Manufacturing Co.	Delaware
ITT Communications Support, Inc.	Delaware
ITT Datacommunications Ltd.
ITT Defence Ltd.	United Kingdom
ITT Defense & Information Solutions Division	N/A
ITT Defense Espana S.L.	Spain
ITT Defense International, Inc.	Delaware
ITT Electronic Systems Division	N/A
ITT Federal Services Arabia Ltd.	Saudi Arabia
ITT Federal Services GmbH	Germany
ITT Federal Services International, Ltd.	Caymans
ITT Federal Services International Corporation, LLC	Macedonia
ITT FSC Investment Corporation	Delaware
ITT FSC Management Corporation	Delaware
ITT GNSS	California
ITT Power Solutions	Massachusetts
ITT Security Services GmbH	Germany
ITT Shaw LLC	Delaware
ITT Space Systems LLC	Delaware
ITT Systems Corporation	Delaware
ITT Visual Information Solutions BV	The Netherlands

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
ITT Visual Information Solutions GmbH	Germany
Manu Kai, LLC	Hawaii
Nexgen Communications LLC	Virginia
Research Systems, Inc.	Colorado	ITT Visual Information Solutions
Research Systems International France SARL	France	ITT Visual Information Solutions
Research Systems International UK Limited	United Kingdom	ITT Visual Information Solutions
Research Systems Italia SRL	Italy	ITT Visual Information Solutions
ITT VIS KK	Japan
Spaceport Systems International	Delaware
Specialty Plastics, Inc.	Louisiana
Fluid Technology
Aanderaa Data Instruments AS	Norway
Aanderaa Data Instruments Inc.	Massachusetts
Anadolu Flygt Pompa Pazarlama Ve Ticaret AS	Turkey
AGJ Holding AB	Sweden
Arrow Rental Limited	Ireland
ASE AS	Norway
Bellingham & Stanley, Inc.	Georgia
Bellingham & Stanley Ltd.	United Kingdom
Bombas Flygt de Venezuela	Venezuela
Bombas Goulds Argentina S.A.	Argentina	Goulds
Bombas Goulds De Mexico	Mexico	Goulds
Bombas Goulds De Venezuela, C.A.	Venezuela	Goulds
BS Pumps Limited	United Kingdom
CMS Research Corporation	Alabama
Distribuidora Arbos, C.A.	Venezuela
Ebro Electronic GmbH	Germany
Faradyne Motors LLC	Delaware
Faradyne Motors (Suzhou) Co. Ltd.	China
Flowtronex PSI, Inc.	Nevada
Flygt Australia PTY Ltd	Australia
Flygt Vattenovervakning AB.	Sweden
Global Water Instrumentation Inc.	California
Godwin Holdings, Ltd.	United Kingdom
Godwin Pumps of America, Inc.	New Jersey
Godwin Pumps Ltd.	United Kingdom
Goulds Pumps Administration	New York
Goulds Pumps Canada, Inc.	Canada	Goulds
Goulds Pumps Co. Ltd.	Korea	Goulds
Goulds Pumps, Inc.	Delaware	Goulds
Goulds Pumps (IPG), Inc.	Delaware	Goulds
Goulds Pumps Ireland Ltd.	Ireland	Goulds
Goulds Pumps (NY), Inc.	New York	Goulds
Goulds Pumps (PA), Inc.	Delaware	Goulds
Goulds Pumps (Philippines), Inc.	Philippines	Goulds
GP Holding Company, Inc.	Delaware	Goulds
Grindex AB	Sweden
ITT Brasil Equipamentos Para Bombeamento E Tratamento De Água E Efluentes Ltda	Brazil
ITT Colombia Ltda.	Columbia
ITT Control Systems AB	Sweden
ITT Corporation India Pvt. Ltd.	India
ITT Fluid Technology Asia PTE Ltd.	Singapore
ITT Fluid Technology Corporation	Delaware
ITT Fluid Technology International (Australia) PTY Ltd.	Australia
ITT Fluid Technology International, Inc.	Delaware
ITT Fluid Technology International (Thailand) Ltd.	Thailand
ITT Fluid Technology S.A. De C.V.	Chile
ITT Flygt Argentina S.A.	Argentina

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
ITT France SAS	France
ITT Goulds Pumps (Nanjing) LLC	China
ITT Laing Thermotech, Inc.	California
ITT Lowara Deutschland GmbH	Germany	Lowara
ITT Lowara Hungary KFT	Hungary
ITT McDonnell & Miller Division	N/A	McDonnell & Miller
ITT (Nanjing) Co. Ltd	China	Goulds
ITT PCI Membranes Limited	United Kingdom
ITT PCI Membranes SP. Z.O.O.	Poland
ITT Pure-Flo Solutions AB	Sweden
ITT Pure-Flo (UK) Ltd	United Kingdom
ITT Sanitaire Limited	United Kingdom
ITT (Shanghai) Trading Co., Ltd.	China
ITT Sweden AB	Sweden
ITT Suomi OY	Finland
ITT Water & Wastewater AB (Sweden)	Sweden
ITT Water & Wastewater Alphen B.V.	The Netherlands
ITT Water & Wastewater Australia Limited	Australia
ITT Water & Wastewater Belgium Syra	Belgium
ITT Water & Wastewater Chile SA	Chile
ITT Water & Wastewater Danmark ApS	Denmark
ITT Water & Wastewater Deutschland GmbH	Germany	Flygt
ITT Water & Wastewater Espana SA	Spain
ITT Water & Wastewater Florida LLC	Delaware
ITT Water & Wastewater Herford GmbH	Germany
ITT Water & Wastewater Hong Kong Limited	Hong Kong
ITT Water & Wastewater Hungary KFT	Hungary
ITT Water & Wastewater Indiana LLC	Delaware
ITT Water & Wastewater Ireland Ltd.	Ireland
ITT Water & Wastewater Italia S.r.l.	Italy	Flygt
ITT Water & Wastewater Korea Co Ltd	Korea
ITT Water & Wastewater Leopold, Inc.	Delaware
ITT Water & Wastewater Lituanica	Lithuania
ITT Water & Wastewater Malaysia SDN BHD	Malaysia
ITT Water & Wastewater Mexico S. de R.L. de C.V.	Mexico
ITT Water & Wastewater Nederland BV	The Netherlands	Flygt
ITT Water & Wastewater New Zealand Limited	New Zealand
ITT Water & Wastewater Norway AB	Norway
ITT Water & Wastewater Panama S.R.L.	Panama
ITT Water & Wastewater Peru S.A.	Peru
ITT Water & Wastewater Polska SP. Z.O.O.	Poland
ITT Water & Wastewater Projects Limited	United Kingdom
ITT Water & Wastewater Singapore Pte Ltd.	Singapore
ITT Water & Wastewater South Africa (PTY) Ltd.	South Africa
ITT Water & Wastewater Treatment (Shenyang) Co Ltd.	China	Flygt
ITT Water & Wastewater UK Ltd.	United Kingdom
ITT Water & Wastewater U.S.A., Inc.	Delaware
ITT Water Technology Delaware, Inc.	Delaware
ITT Water Technology Holdings, Inc.	Delaware
ITT Water Technology, Inc	Delaware
ITT Water Technology International, Inc.	Delaware
ITT Water Technology Mexico S. De R.L. De C.V.	Mexico
ITT Water Technology Texas Holdings, Inc.	Delaware
ITT Water Technology (TX) LP	Delaware
Lowara Ireland Ltd.
Lowara Nederlands BV	The Netherlands	Lowara
Lowara S.r.l.	Italy	Lowara
Lowara UK Limited	United Kingdom	Lowara

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
Lowara Vogel Polska Sp Zoo	Poland
Mactec Control AB	Sweden
Mipeg	United Kingdom
Nova Analytics Corporation	Delaware
Nova Analytics Deutschland Verwaltungs GmbH	Germany
Nova Analytics Europe LLC	Delaware
O.I. Corporation	Oklahoma
PCI Membrane Systems Inc.	Delaware
Portacel, Inc.	Delaware
Pure-Flo LLC	Delaware
Sarcoid S.A.	Portugal
Sanitaire Division	N/A	Sanitaire
Secomam SA	France
Sensortechnik Meinsberg GmbH	Germany
Shanghai Goulds Pumps Co. Ltd.	China
SI Analytics GmbH	Germany
SRP Acquisition Corp.	Delaware
Wedeco GmbH	Germany
Wedeco Ltd.	United Kingdom
Wedeco PTY Ltd	Australia
Wedeco S.r.l.	Italy
Weissenschaftich Technische WarskatteGmbH	Germany
WTW Measurement Systems Inc.	Delaware
1448170 Ontario Limited	Canada
Motion & Flow Control
Brightbanner Limited	United Kingdom
BVE Controls GmbH	Germany
Cleveland Motion Controls, Inc.	Ohio
Cleveland Motion Controls Ltd.	United Kingdom
Dittha GmbH	Germany
Equipos Hidraulicos S.A.	Venezuela
Evolutionary Concepts, Inc.	California
Flojet Division
Great American Gumball Corporation	California	ITT Cannon Santa Clara
International Motion Control Inc.	Delaware
International Motion Control (China) Ltd.	Delaware
ITT Aerospace Controls LLC	Delaware
ITT Ameritool Divesting, Inc.	New York
ITT Cannon Electronics (Shenzhen) Co. Ltd.	China
ITT Cannon GmbH	Germany
ITT Cannon (Hong Kong) Limited	Hong Kong
ITT Cannon International, Inc.	Delaware	ITT Cannon/Network Systems & Services
ITT Cannon Korea Ltd.	Korea
ITT Cannon Ltd	Japan
ITT Cannon Mexico, Inc.	Delaware
ITT Cannon De Mexico S.A. De C.V.	Mexico
ITT Cannon Veam Italia S.r.l.	Italy
ITT Cannon (Zhenjiang) Electronics Co Ltd.
ITT Control Technologies GmbH	Germany
ITT Enidine Inc.	Delaware	Dynact
ITT Flow Control Limited	United Kingdom
ITT Germany GmbH	Germany
ITT High Precision Manufactured Products (Wuxi) Co., Ltd	China
ITT Hong Kong Limited	Hong Kong
ITT Industries Friction, Inc.	Delaware
ITT Italia S.r.l.	Italy
ITT Motion Technologies America LLC	Delaware
ITT Veam LLC	Delaware

	JURISDICTION IN	NAME UNDER WHICH
NAME	WHICH ORGANIZED	DOING BUSINESS
Jabsco GmbH	Germany	Jabsco
Jabsco Marine Italia S.r.l.	Italy
Jarret, Inc.	Pennsylvania
Jinoo Holdings, Inc.	Delaware
Kaliburn, Inc.	South Carolina
Koni BV	The Netherlands	Koni
Koni France	France	Koni
NHK Jabsco Co., Ltd.	Japan	Jabsco
Rule Industries, Inc.	Massachusetts	Rule
TEC Electrical Components Ltd.	United Kingdom
Totton Holdings Limited	United Kingdom
Totton Pumps Limited	United Kingdom
Other
Admiral Corporation	Florida	Admiral
Bolton Insurance Co.	New York
Carbon Fuel Co	West Virginia	Carbon
Carbon Industries, Inc.	West Virginia
Computer & Equipment Leasing Corporation	Wisconsin
Corprop A&F, Inc.	Delaware
International Standard Electric Corporation	Delaware
ITT AES Enterprises, Inc.	Delaware
ITT Automotive Enterprises, Inc.	Delaware
ITT Canada Company	Nova Scotia
ITT Canada Investments Company	Canada
ITT (China) Investment Co. Ltd.	China
ITT Community Development Corporation	Delaware
ITT Delaware Investments, Inc.	Delaware
ITT German Asset Management GmbH	Germany
ITT Holding France SAS	France
ITT Holdings Czech Republic	Czech Republic
ITT Industriebeteiligungsgesellschaft GmbH (“IBG”)	Germany
ITT Industries Asset Management, Inc.	Delaware
ITT Industries of Canada LP	Canada
ITT Industries Holdings SARL	Luxembourg
ITT Industries Limited	United Kingdom
ITT Industries Luxembourg SARL	Luxembourg
ITT Industries Management GmbH	Germany
ITT Industries SARL	Luxembourg
ITT Industries UK Holdings Ltd.	United Kingdom
ITT Industries Vermoegensverwaltung GmbH	Germany
ITT International SARL	Luxembourg
ITT Land Corporation	Florida
ITT Manufacturing Enterprises, Inc.	Delaware
ITT Remediation Management, Inc.	Delaware
ITT Resource Development Corp.	Delaware
Kentucky Carbon Corp	West Virginia
Leland Properties	Delaware
Paul N. Howard Co	North Carolina
Sunsport Recreation Corp.	Florida

Note:	The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a “significant subsidiary” as of the end of the year covered by this report.